Exhibit 3.3

COMPANY NUMBER: 3173552

THE COMPANIES ACT 1985

A PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

(Amended by Special Resolution passed on 31 January 2007)

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ARTICLES OF ASSOCIATION

(Amended by Special Resolution passed on 7 January 2010)

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VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

(formerly known as ntl Investment Holdings Limited)

THE COMPANIES ACT 1985

A PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

(Amended by Special Resolution passed on 31 January 2007)

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VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

(formerly known as ntl Investment Holdings Limited)

1.	The name of the Company is “Virgin Media Investment Holdings Limited”. (1)

2.	The registered office of the Company is to be situated in England and Wales.

3.	The Company’s objects are:

(a)	(i)

To carry on all or any of the businesses of running (whether under licence or otherwise), operating, managing and supplying telecommunication systems and systems of all kinds for the conveyance by any means of sounds, visual images and signals of all kinds.

(ii)

To carry on all or any of the businesses of supplying, operating, managing and dealing in services and facilities for communications of all kinds (including, without prejudice to the generality of the foregoing, telecommunication and broadcasting services) and services and facilities which incorporate, use, or are used in conjunction with, in connection with or ancillary to, telecommunication or broadcasting systems or telecommunication or broadcasting apparatus and equipment.

(iii)

To carry on all or any of the businesses of running, operating, managing and supplying data processing and information retrieval systems (whether or not remotely located and including but not limited to videotex, teletex and teletext systems) and systems utilising the capture, storage, processing, transmission or receipt of messages and signals (including but not limited to data, sounds and visual images) by, with the aid of, in conjunction with, or in any way utilising, computers or similar equipment, and computer programs and databases and to carry on the businesses of operating, managing, supplying and dealing in services and facilities of all kinds which incorporate, use or are used in conjunction with, in connection with or ancillary to, systems of such descriptions as aforesaid or any of the apparatus and equipment comprised therein.

(1)   By Special Resolution dated 31 January 2007, the name of the Company was changed from ntl Investment Holdings Limited to Virgin Media Investment Holdings Limited.

(iv)          To invent, design, develop, construct, manufacture, produce, erect, assemble, test, import, export, alter, install, maintain, repair, renovate, refurbish, recondition, utilise, operate, manage, acquire, sell, hire, hire out, supply and otherwise deal in plant, equipment and apparatus for the purposes of communications of all kinds (including, without prejudice to the generality of the foregoing, plant, equipment and apparatus which is intended for, or capable of, or designed for use in, with, in connection with, in conjunction with, connected (directly or indirectly) to, or ancillary to, all, part of parts of telecommunication, broadcasting, data processing, information storage or retrieval or process control systems, services, facilities, apparatus, plant and equipment as the case may be), and anything capable of being used for or in connection with or ancillary to such plant, equipment and apparatus as aforesaid.

(v)           To provide remotely located office services and systems (including without prejudice to the generality of the foregoing telephone answering, calling and related services and computer bureaux) and remotely located services and systems for the control of machinery utilising telecommunication or data processing facilities, to act as business and office managers, secretaries, messengers, telephone operators, commercial agents, mail order bureaux, market researchers and to provide services in connection with the reception, processing and forwarding of signals and information by telephone, telemessage, telegram, telex, letter, wireless telegraphy and (without limitation) any other means of communication and the processing, ordering and payment for and despatch and delivery of goods, articles and services of all kinds by any means whatsoever.

(vi)          To accept, design, display, publish, broadcast, transmit, distribute or reproduce in any form whatsoever advertisements and publicity and promotional material of the Company and of other persons; to acquire, dispose of and use advertising time and space in any media; to develop, produce and undertake advertising, publicity and promotional campaigns and competitions for itself and other persons; to undertake, promote and sponsor any product, service, event, individual or publication which in the opinion of the Company will promote, advance or publicise any activity of the Company; and generally to carry on the business of advertising, public relations and publicity consultants and agents.

(vii)         To establish, acquire, operate, manage, supply, sell, hire, hire out, maintain and otherwise deal in facilities, plant, apparatus and equipment (including but not limited to radio and television stations and studios) used or designed for use for the purposes of receiving and broadcasting or otherwise transmitting (by wireless telegraphy, closed circuits, cables or otherwise) and of making, producing, recording, replaying or reproducing programmes and cinematographic films for radio and television and for any other means of communication or reproduction, and to make, produce, record, buy, sell, hire, hire out, distribute and otherwise deal in cinematographic and television films, programmes for radio, television and all other means of communication, sound and visual recordings and other products of all kinds (whether pre-recorded or not) for recording in permanent or semi-permanent form, and replaying or reproducing sounds, images and signals of all kinds.

(viii)        To purchase or otherwise acquire, construct, maintain and deal with land, submarine and earth satellite transmitters, receivers and dishes (including all other electrical, electronic or other apparatus for transmitting messages or information by any means), and also lands, works, buildings and apparatus in any part of the world or in space; to acquire, carry on, and deal with the undertakings, works, lands, property, and business of other companies and persons engaged in manufacturing, constructing, and laying down telephone lines, cables, instruments, machinery, wire, and other materials and things used for or in connection with the transmission of communications and information; to erect aerials and transmission and receiving equipment; to make and carry into effect working, traffic and other agreements with governments, local authorities, transport authorities and companies, shipping companies, telephone, television and cable companies and other organisations.

(ix)          To carry on all or any of the businesses of general merchants and traders, manufacturers, assemblers, distributors, importers, exporters, merchants, factors and shippers of, wholesale and retail dealers in and suppliers, operators, managers and dealers in services and facilities in connection with, goods, wares, produce, products, commodities, fancy goods, handicrafts and merchandise of every description, to act as agents for and to enter into agreements and arrangements of all kinds on behalf of such persons, firms or companies as may be thought expedient, and to negotiate, assign and mortgage or pledge for cash or otherwise, any such agreements and the payments due thereunder and any property the subject thereof, to carry on all or any of the businesses of mail order specialists, credit and discount traders, cash and carry traders, manufacturers’ agents, commission and general agents, brokers, factors, warehousemen and agents in respect of raw and manufactured goods, of all kinds, and general railway, shipping and forwarding agents and transport contractors, to create, establish, build up and maintain an organisation for the marketing, selling, retailing, servicing, advertisement, distribution or introduction of the products, merchandise, goods, wares and commodities dealt in or services rendered by any persons, firms or companies and to participate in, undertake, perform and carry out all kinds of commercial, trading and financial operations and all or any of the operations ordinarily performed by import, export and general merchants, factors, shippers, agents, traders, distributors, service providers, capitalists and financiers, either on the Company’s own account or otherwise; and to open and establish shops, stalls, stores, markets and depots for the sale, collection and distribution of the goods dealt in or services provided by the Company.

(x)           To carry on the business of a holding company and the business of an investment company and to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of a holding company or the business of an investment company or both and in particular but without limiting the generality of the foregoing to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, notes, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account and to co-ordinate the policy and administration of any companies of which the Company is a member or which are in any manner controlled by or connected with the Company and to carry on all or any of the businesses of trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, take on lease or in exchange, hire, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

(b)              To carry on any other business or activity of any nature whatsoever which is in the opinion of the directors capable of being advantageously carried on in connection with or ancillary to any business of the Company hereinbefore or hereinafter authorised.

(c)              To apply for, register, license, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, design rights, protections, rights of production or presentation, concessions and the like and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(d)              To acquire, undertake and carry on the whole or any part of the business, goodwill, property and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is for the time being authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company.

(e)              To acquire an interest in, amalgamate with, enter into partnership with or enter into any arrangement for sharing profits, for co-operation, for joint venture, for mutual assistance or otherwise with any person, firm or company.

(f)               To purchase or otherwise acquire any property, real or personal, and any interests, rights, options or privileges of any kind whatsoever in, over or in respect of any such property.

(g)              To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(h)              To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(i)               To lend, advance or deposit money or give credit on any terms with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any subsidiary undertaking or parent undertaking of the Company or any other subsidiary undertaking of any such parent undertaking).

(j)               To enter into any guarantee, bond, indemnity or counter-indemnity and otherwise give security or become responsible for the performance of any obligations or the discharge of any liabilities of or by any person, firm or company in any manner on any terms and for any purposes whatsoever, whether with or without the Company receiving any consideration or advantage and whether or not in furtherance of the attainment of any other objects of the Company and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, by personal covenant or by mortgaging or charging all or any part of the undertaking, real and personal property, assets and revenues (present and future) and uncalled capital of the Company, the payment or repayment of any moneys owed in respect of, any debts, obligations or securities whatsoever and the discharge of any liabilities whatsoever, including but not limited to those of any company which is for the time being a subsidiary undertaking or parent undertaking of the Company or any other subsidiary undertaking of any such parent undertaking or is otherwise associated with the Company in business.

(k)              To borrow and raise money in any manner whatsoever whether by the creation and issue of debentures, debenture stock or other securities of any description or otherwise howsoever and to secure the repayment of any money borrowed, raised or owing or any other obligation of or binding on the Company by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital.

(l)               To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(m)             To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(n)              To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(o)              To subscribe for, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(p)              To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(q)              To promote, finance or assist any other company for the purpose of acquiring the whole or any part of the goodwill, business, undertaking property or assets or assuming any of the liabilities of the Company, or of undertaking any business or operations which may in the opinion of the directors directly or indirectly assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(r)               To sell, lease, exchange, let on hire, or dispose of any real or personal property or the undertaking of the Company, or any part or parts thereof, for such consideration as the directors shall approve, and, in particular, for shares whether fully or partly paid up, debentures or securities of any other company, whether or not having objects altogether or in part, similar to those of the Company, and to hold and retain any shares, debentures or securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over or turn to account or otherwise deal with all or any part of the property or rights of the Company.

(s)              To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

(t)               To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(u)              To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(v)              To give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary undertaking or a parent undertaking of the Company or a subsidiary undertaking of any such parent undertaking or the predecessors in business of the Company, any such parent undertaking or any subsidiary undertaking of the Company or any such parent undertaking and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants.

(w)             To set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of employees of the Company, any of its subsidiary undertakings, any parent undertaking of the Company and/or any subsidiary undertaking of any such parent undertaking and (without prejudice to the generality of the foregoing) to establish and maintain or contribute to any scheme for the acquisition by trustees of shares in the Company or any parent undertaking of the Company to be held by or for the benefit of employees (including any director in salaried employment) of the Company or (so far as for the time being permitted by law) of any of the Company’s subsidiary undertakings or parent undertakings or the subsidiary undertakings of such parent undertakings and to lend money (so far as aforesaid) to any such employees to enable them to acquire shares of the Company or any parent undertaking of the Company and to formulate and carry into effect any scheme for sharing profits with any such employees.

(x)               To insure the life of any person or to insure against any accident to any person who may, in the opinion of the directors, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance.

(y)              To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is a parent undertaking of the Company or in which the Company or any such parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the Company, any parent undertaking of the Company or any subsidiary undertaking of the Company or any such parent undertaking, or who are or were at any time trustees of any pension fund in which any employees of the Company, any parent undertaking of the Company or any subsidiary undertaking of the Company or any such parent undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such parent undertaking or subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

(z)               To support, subscribe for or donate money to any national, charitable, benevolent, public, general or useful object or for any purpose which may in the opinion of the directors directly or indirectly further the interests of the Company or of its members.

(aa)            Subject to due compliance, and in accordance, with the provisions of sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any such purpose as is specified in section 151(1) and/or section 151(2) of the Act.

(bb)            To distribute among the members of the Company in kind any property of the Company of whatsoever nature.

(cc)            To procure the Company to be registered or recognised in any part of the world and to do all or any of the things or matters aforesaid in any part of the world either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(dd)            To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

AND so that:-

(1)              None of the objects set forth in the sub-paragraphs of this paragraph 3 shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-paragraph, or by reference to or inference from the terms of any other sub-paragraph of this paragraph, or by reference to or inference from the name of the Company.

(2)              None of the sub-paragraphs of this paragraph and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-paragraph, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-paragraph of this paragraph as though each such sub-paragraph contained the objects of a separate Company.

(3)              The word “company” in this paragraph 3, except where used in reference to the Company, shall be deemed to include any body corporate, partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(4)              In this paragraph 3 the expression “the Act” means the Companies Act 1985, the expressions “parent undertaking” and “subsidiary undertaking” shall have the meanings given to them by the Act provided that any reference in this paragraph 3 to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

4.             The liability of the Members is limited.

5.             The Company’s share capital is £1,000 divided into 1,000 shares of £1 each.  (2)

(2)           By Written Resolution passed on 31 October 2003, each of the 1,000 ordinary shares of £1 in the capital of the Company (being all the shares in issue and all the authorised but unissued shares in the Company) be divided into 1,000 ordinary shares of £0.001 each.

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

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VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

(Company Number: 03173552)

PRELIMINARY

1.              In these articles “Table A” means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, “the 2006 Act” means the Companies Act 2006 including any statutory modification or re-enactment thereof for the time being in force and “the Parent” means the body corporate which is the holder of a majority in nominal value of such of the issued share capital for the time being of the Company as carries the right to vote at general meetings of the Company.

2.              The regulations contained in Table A shall apply to the Company save insofar as they are excluded or modified by or inconsistent with the articles hereinafter contained and such regulations and articles shall be the articles of the Company. References herein to “Regulations” are to regulations of Table A.

3.              Regulations 3, 24-26 inclusive, 65-67 inclusive, 73-81 inclusive, 89, 90, 94-97 inclusive, 118 and the last sentence of Regulation 84 shall not apply.

SHARE CAPITAL

4.              Subject to the provisions of the 2006 Act the Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder on such terms and in such manner as the Company, before the issue of the shares, by special resolution shall determine.

TRANSFER OF SHARES

5.              The directors shall register the transfer by the Parent of any share in the Company and, if directed by the Parent, the transfer by any other person of any share in the Company.

6.               The directors and/or the Company shall have no discretion to decline to register, or suspend registration of, a transfer of shares where the proposed transferee is a bank, financial institution or a trust, fund or other entity which is regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets (or any agent, trustee, nominee or nominees or receiver of such entity) to whom such shares are being transferred by way of security or a purchaser, transferee or other recipient of the shares from such bank, institution or other entity and a certificate signed by an official of such bank, financial institution or other entity that the relevant shares are charged shall be conclusive evidence of such fact.

NOTICE OF GENERAL MEETINGS

7.              In every notice calling a general meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a member. All notices and other communications relating to a general meeting which any member is entitled to receive shall also be sent to the auditors of the Company for the time being, but shall not also be sent to the directors of the Company in their capacity as such. Regulation 38 shall be modified accordingly.

8.             The Company may give any notice to a member:-

8.1            personally by giving it to an individual who is the member to be served or to any director of any body corporate which is the member to be served and such notice shall be deemed to be served at the time of such service;

8.2            by leaving it at the registered address of the member to be served and such notice shall be deemed to be served at the time of leaving it there;

8.3            by sending it by prepaid first class post (or by prepaid first class airmail if from one country to another country) to the registered address of the member to be served and such notice shall be deemed to be served on the second business day (or fourth business day if by airmail) following the day on which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed, stamped and posted; or

8.4            by sending it by facsimile transmission to such number for the member to be served as such member may have notified to the Company for such purpose and the latest notification of such number shall supersede all previous notifications and such notice shall be deemed to be served at the time of transmission.

Regulations 112 and 115 shall be modified accordingly.

PROCEEDINGS AT GENERAL MEETINGS

9.              Save where the Company has only a single member, no business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

10.            The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may be handed to the chairman immediately before the meeting and Regulation 62 shall be modified accordingly.

NUMBER OF DIRECTORS

11.            Unless otherwise determined by ordinary resolution of the Company, the number of directors (other than alternate directors) shall not be subject to any maximum and the minimum number of directors shall be two.

ALTERNATE DIRECTORS

12.            Any director (other than an alternate director) may appoint any other director or any other person willing to act to be an alternate director and may remove from office an alternate director so appointed by him. An alternate director may represent one or more directors. An alternate director shall forthwith cease to be an alternate director if his appointor ceases for any reason to be a director.

13.           An alternate director shall be entitled:-

13.1          to receive notice of all meetings of directors and of all committees of directors of which his appointor is a member and to attend any such meeting;

13.2          to one vote for every director whom he represents who is not personally present in addition to his own vote (if any) as a director at any meeting of the directors or of any committee of directors; and

13.3          to sign a resolution in writing of the directors on behalf of every director whom he represents as well as on his own account if he himself is a director.

14.             An alternate director shall not if he is absent from the United Kingdom be entitled to receive notices of meetings of directors or of committees of which his appointor is a member.

15.            An alternate director shall be entitled generally to perform all the functions of his appointor as a director in his absence but shall not as an alternate director be entitled to receive any remuneration from the Company, save that he may be paid by the Company that part (if any) of the remuneration otherwise payable to his appointor as his appointor may by notice in writing to the Company from time to time direct.

16.            Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the directors.

17.            A director who is also an alternate director shall be entitled in the absence of his appointor, to a further vote in addition to his own vote and an alternate director who is appointed by two or more directors shall be entitled to a separate vote on behalf of each of his appointors in the appointor’s absence.

DELEGATION OF DIRECTORS’ POWERS

18.            The directors may delegate any of their powers to committees consisting of one or more directors or other persons. References in these articles to a committee of directors or to a director as a member of such a committee shall include a committee or person referred to in this Article. Regulation 72 shall be modified accordingly.

APPOINTMENT AND REMOVAL OF DIRECTORS

19.            The Parent may by memorandum in writing at any time and from time to time appoint any person who is willing to act as a director of the Company, either to fill a casual vacancy or as an additional director, or remove any director from office. Such memorandum must be signed by or on behalf of the Parent and a copy of it sent to the registered office (either by post, by hand or by facsimile transmission) or produced to a meeting of the directors. Such appointment or removal shall take effect forthwith upon the memorandum being so sent or delivered or at such later time (if any) specified in such memorandum.

20.            A director appointed to fill a casual vacancy or as an additional director shall not be required to retire from office at the next annual general meeting.

DISQUALIFICATION OF DIRECTORS

21.           The office of a director shall be vacated if he:-

21.1          ceases to be a director by virtue of any provision of the 2006 Act or becomes prohibited by law from being a director; or

21.2          becomes bankrupt or makes any arrangement or composition with his creditors generally; or

21.3          in the opinion of all the other directors becomes incapable by reason of mental disorder or illness or injury of discharging his duties as a director; or

21.4          resigns his office by notice to the Company.

PROCEEDINGS OF DIRECTORS

22.            The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any higher number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

23.            A director absent or intending to be absent from the United Kingdom may request the directors during his absence to send notice of meetings of the directors to him at such address within the United Kingdom as he may give to the Company for-this purpose, but in the absence of such a request it shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom. Regulation 88 shall be modified accordingly.

24.            Any director (including an alternate director) may participate in a meeting of the directors or a committee of the directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other. A person so .participating shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

25.            The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of calling a general meeting.

26.            Subject to Article 27, notwithstanding the fact that a proposed decision of the directors concerns or relates to any matter in which a director has, or may have, directly or indirectly, any kind of interest whatsoever, that director may participate in the decision-making process for both quorum and voting purposes.

27.            If the directors propose to exercise their power under section 175(4)(b) of the 2006 Act to authorise a director’s conflict of interest, the director facing the conflict is not to be counted as participating in the decision to authorise the conflict for quorum or voting purposes.

28.            Subject to the provisions of the 2006 Act, and provided that (if required to do so by the said 2006 Act) he has declared to the directors the nature and extent of any direct or indirect interest of his, a director, notwithstanding his office:-

(a)         may be a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company (as defined below);

(b)         may be a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company;

(c)         may hold any other office or place of profit with the Company (other than as auditor) in conjunction with his office of director for such period and on such terms, including as to remuneration, as the board may decide;

(d)         is not accountable to the Company for any remuneration or other benefits which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no transaction or arrangement is liable to be avoided on the ground of any such remuneration, benefit or interest; and

(e)         may act in a professional capacity for any Relevant Company (other than as auditor), whether or not he or it is remunerated for the services.

“Relevant Company” shall mean:

(i)          the Company;

(ii)         any subsidiary undertaking of the Company;

(iii)        any parent undertaking of the Company or a subsidiary undertaking of any such parent undertaking;

(iv)        any body corporate promoted by the Company; or

(v)         any body corporate in which the Company is otherwise directly or indirectly interested,

and “subsidiary undertaking” and “parent undertaking” shall be construed in accordance with sections 1161 and 1162 of the Companies Act 2006.

ASSOCIATE AND OTHER DIRECTORS

29.            The directors may from time to time, and at any time, pursuant to this Article 29 appoint any other persons to any post with such descriptive title including that of director (whether as associate, executive, group, divisional, departmental, deputy, assistant, local or advisory director or otherwise) as the directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and may fix and determine their remuneration and duties, and subject to any contract between him and the Company, may remove from such post any person so appointed. A person so appointed shall not be a director for any of the purposes of these Articles or of the 2006 Act, and accordingly shall not be a member of the Board or (subject to Article 18) of any committee thereof, nor shall he be entitled to be present at any meeting of the directors or of any such committee, except at the request of the directors or of such committee, and if present at such request he shall not be entitled to vote thereat.

INSURANCE AND INDEMNITY

30.            Subject to the 2006 Act, but without prejudice to any indemnity to which a director may otherwise be entitled, each director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the Company’s assets against all costs, charges, losses, expenses and liabilities incurred by him as a director or other officer of the Company or any company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act) in the actual or purported execution and/or discharge of his duties, or in relation thereto including any liability incurred by him in defending any civil or criminal proceedings, in which judgement is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s affairs.

31.           The Company may buy and maintain insurance against any liability falling upon its directors or other officers or auditors which arises out of their respective duties to the Company, or in relation to its affairs.